ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Escrow Agreement"), dated as of December 15, 1999 is among QAD INC., a Delaware corporation ("QAD"), DAVID A. TAYLOR ("Taylor") and SANTA BARBARA BANK & TRUST as the Escrow Agent (the "Escrow Agent").

WHEREAS:

     A. Contemporaneous with the execution and delivery of this Escrow Agreement, QAD is acquiring all of the outstanding Common Stock of ENTERPRISE ENGINES, INC. ("EEI") in accordance with the Stock Purchase Agreement among QAD, EEI and Taylor dated December 15, 1999 (the "Purchase Agreement"). Capitalized terms not defined herein shall have the meaning ascribed in the Purchase Agreement; and

     B. The Purchase Agreement provides for the delivery into escrow of One Hundred Twenty Thousand (120,000) shares of QAD's Common Stock (the "Stock").

     NOW, THEREFORE, QAD and the Escrow Agent hereby agree as follows:

     1. APPOINTMENT OF ESCROW AGENT; DEPOSIT OF STOCK. QAD and Taylor hereby constitute and appoint the Escrow Agent as, and the Escrow Agent hereby agrees to assume and perform the duties of, the escrow agent under and pursuant to this Escrow Agreement. The Escrow Agent acknowledges receipt of the Stock as evidenced by __ (__) certificates in the name of Taylor representing the shares of Stock.

     2. STOCK. The Stock is to be held by the Escrow Agent in trust and delivered to Taylor or QAD depending upon whether the Milestones set forth in Exhibit A hereto have or have not been met.

     3. RELEASE OF STOCK. The Escrow Agent is authorized to release the Stock when it has received from Taylor a written statement that a specific Milestone set forth in Exhibit A to the Purchase Agreement has been reached. Upon receipt of the notice by Taylor, in the form attached hereto as Exhibit B, the Escrow Agent will forward to QAD such notice, as provided in Paragraph 8, and QAD shall have ten (10) business days from receipt to accept or reject the notice by written notice to the Escrow Agent. Unless QAD accepts or rejects the notice as set forth in the immediately preceding sentence within such ten business (10) day period, the Escrow Agent shall release to Taylor the portion of the Stock subject to the notice and such action shall be conclusive and binding on all parties hereto. If the parties are unable to agree on the achievement of one or more of the Milestones, then the parties will resolve the matter by arbitration as provided in the Purchase Agreement. Except as set forth above, the Escrow Agent can only deliver Stock to Taylor if it has received the written approval of QAD, unless the matter has been resolved by arbitration and a certified copy of the arbitrator's decision has been tendered to the Escrow Agent. If all Stock is not released by January 31, 2001, the Escrow Agent will return the Stock to QAD and this Escrow will terminate.

     4. DUTIES AND OBLIGATIONS OF ESCROW AGENT. The duties and obligations of the Escrow Agent shall be limited to, and determined solely by, the provisions of this Escrow Agreement, and the Escrow Agent is not charged with knowledge of or any duties or responsibilities in respect of any other agreement or document. In furtherance and not in limitation of the foregoing:

               (i) the Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered;

               (ii) the Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection herewith in good faith and with such care, including reasonable inquiry, as an ordinarily prudent person in like position would use under similar circumstances; provided, however, that, notwithstanding any other provision of this Escrow Agreement, the Escrow Agent shall be liable for its breach of this Escrow Agreement;

               (iii) the Escrow Agent may seek the advice of legal counsel, selected with reasonable care and given full information as to the context in which an issue arises, in the event of any dispute or question as to the construction of any of the provisions of this Escrow Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel;

               (iv) in the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights hereunder, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties hereunder as to which there is no such uncertainty, shall be to keep safely the Stock until it shall be directed otherwise in writing by QAD and Taylor in the event that the Escrow Agent has not received such written direction or court order within sixty (60) calendar days after requesting the same, it shall have the right to interplead QAD and Taylor in any court of competent jurisdiction and request that such court determine its rights and duties hereunder;

               (v) the Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through agents or attorneys selected with reasonable care, nothing in this Escrow Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of California and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement amendatory or supplemental hereto; and



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

               (vi) the general provisions of the Escrow Agent are attached hereto as Exhibit C.

     5. COOPERATION. QAD and Taylor shall provide to the Escrow Agent all instruments and documents within their respective powers necessary for the Escrow Agent to perform its duties and responsibilities hereunder.

     6. INDEMNITY; EXPENSES. QAD and Taylor shall jointly and severally indemnify the Escrow Agent against and hold the Escrow Agent harmless from any costs, damages, judgments, attorney's fees, expenses, obligations and liabilities of any kind or nature that may be suffered or incurred by the Escrow Agent as a result of, in connection with, or arising from or out of the acts or omissions of the Escrow Agent in the operation, administration, enforcement or performance of or pursuant to this Escrow Agreement in accordance with the standards of care applicable under this Escrow Agreement; provided, however, that neither QAD nor Taylor shall be obligated to indemnify the Escrow Agent for any costs, damages, judgments, attorney's fees, expenses, obligations or liabilities caused by the negligence or willful misconduct of the Escrow Agent or caused by the breach of this Escrow Agreement by the Escrow Agent. If any controversy arises between QAD and Taylor or with any third person with respect to the subject matter of this Escrow Agreement or its terms or conditions, the Escrow Agent shall not be required to determine the same or take any action thereupon, but may await the settlement of any such controversy. In such event, the Escrow Agent shall not be liable for interest or damages.

     7. RESIGNATION AND REMOVAL OF ESCROW AGENT.

          (a) The Escrow Agent may resign as escrow agent under this Escrow Agreement by delivering written notice thereof to QAD and Taylor at least thirty (30) calendar days prior to the stated effective date thereof. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by QAD and Taylor and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in paragraph (c) below. In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the Stock (or any remaining portion thereof) to such successor escrow agent, together with such records maintained by the Escrow Agent in connection with its duties hereunder and other information with respect to the Escrow Fund as such successor may reasonably request.

          (b) If a successor escrow agent shall not have acknowledged its appointment as such as provided in paragraph (c) below, in the case of a resignation, prior to the expiration of thirty (30) calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because QAD and Taylor are unable to determine an appropriate successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to and beneficiaries of this Escrow Agreement, provided that any such successor selected by the Escrow Agent shall be a Bank.

          (c) Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 7 of its agreement to serve as escrow agent hereunder and the receipt of the property then comprising the Escrow Fund, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Escrow Agreement, subject to the proviso contained in clause (ii) of
     Section 4 hereof, and such successor escrow agent shall for all purposes hereof be the Escrow Agent.

          8. NOTICES. All notices permitted or required by this Escrow Agreement shall be in writing and shall be deemed to be delivered and received (a) when personally delivered, (b) on the third (3rd) business day after the date on which deposited in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, (c) on the date on which transmitted by facsimile or other electronic means generating a receipt evidencing a successful transmission or (d) on the next business day after the date on which deposited with a regulated public carrier of recognized national standing (e.g., Federal Express), carriage prepaid, for overnight delivery, addressed to the party for whom intended at the address or facsimile set forth below, or such other address, facsimile or electronic transmission address, notice of which is provided in a manner permitted by this Section 10 (provided, however, that, notwithstanding the foregoing, a copy each such notice shall be provided to each party by facsimile concurrently with delivery by any other means):

                  If to QAD, to:      QAD Inc.
                                      6450 Via Real
                                      Carpinteria, California  93013
                                      Attention:   General Counsel
                                      Facsimile:   805-566-6080

                  If to Taylor, to:   David A. Taylor
                                      4008 Bayview Avenue
                                      San Mateo, California  94403
                                      Facsimile:  none

                  with a copy to:     Heller Ehrman White and McAuliffe
                                      525 University Avenue
                                      Palo Alto, California  94301
                                      Attn:  Sarah A. O'Dowd
                                      Facsimile:  (650) 324-0638

                  If to the Escrow
                  Agent, to:          Santa Barbara Bank & Trust
                                      _______________________
                                      _______________________
                                      Attn:___________________
                                      Facsimile:_______________

Any notice or communication directed to Subscribers shall be made in the manner provided for communications to the Holders hereunder.

     9. AMENDMENTS, ETC. This Escrow Agreement may only be amended or modified by a written agreement signed by the parties hereto. No waiver by any party of any term or condition contained of this Escrow Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Escrow Agreement on any future occasion.

     10. GOVERNING LAW. THIS ESCROW AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

     11. MISCELLANEOUS. This Escrow Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. The headings used in this Escrow Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. This Escrow Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.

                                        QAD:

                                        QAD Inc.,
                                        a Delaware corporation


                                       By:/s/ A.J. Moyer
                                          -----------------------------
                                           Name:  Albert J. Moyer
                                           Title: Chief Financial Officer


                                        TAYLOR:

                                        /s/ David A. Taylor
                                        ------------------------------
                                        DAVID A. TAYLOR


                                        ESCROW AGENT:

                                        SANTA BARBARA BANK & TRUST


                                        By:
                                           ---------------------------
                                            Name:
                                            Title:

                                    Exhibit A
                                       to
                                Escrow Agreement


                                   MILESTONES

     Upon achieving each of the following six objectives (the completion of which shall be to the reasonable satisfaction of QAD), David Taylor will receive 20,000 shares of QAD stock as consideration for his Enterprise Engines shares. Where sub-objectives are specified, the indicated number of shares will be awarded as each sub-objective is achieved.

1.       Shipping AT&T

*    Delivery of AT&T Wireless functionality by 12/15/99 (20,000)

          Delivery requires sign-off from AT&T that eQ was delivered with promised functionality, as described in the attachment, and that eQ works to specification at AT&T Wireless, except, however, that the functionality described as "Send production order to MFG/PRO" will not be considered in determining whether this objective has been met.

2.       eQ Marketing

*    eQ Vision presentation (3,000)

          Completion by January 31, 2000 of a PowerPoint vision presentation with a presenter's script for the eQ product line for collaborative applications.

*    eQ Product presentation (2,000 ea.)

          Completion by January 31, 2000 of a PowerPoint product presentation along with a presenter's script of eQ v2.

          Completion by Q4 2000 (or per development schedule for eQ v3 Beta) of a PowerPoint product presentation along with a presenter's script of eQ v3.

*    eQ Product Demonstration (1,800 ea.)

          Completion by January 31, 2000 of a Demonstration script for eQ v2.

          Completion by Q4 2000 (or per development schedule for eQ v3 Beta) of a demonstration script for eQ v3.

*    eQ Product Brochure (1,800 ea.)

          Completion by April 30, 2000 of an updated eQ Product Brochure for eQ v2 for conceptual images and text.

          Completion by Q4 2000 (or per development schedule for eQ v3 Beta) of an updated eQ Product Brochure for eQ v3 for conceptual images and text.

*    eQ Documentation (4,000 or 2,000 ea.)

          Completion in accordance with development schedule for eQ Beta and GA deliverables of high-level product documentation for a manager's guide to eQ consisting of 30 to 40 pages. This can be used for training materials as well as excerpts for product brochures. This high level documentation or managers guide is for eQ v2 and eQ v3. Documentation is for eQ's functionality and technology.

* eQ General Sales Presentations and review of QAD Marketing Materials (1800 total with 150 Per month)

          Completion of general sales presentations as required as well as review of QAD marketing materials for improvement.

3.        IBM Partnership

* Benefits article (4,000 upon completion of article, 2,000 upon acceptance for publication of article)

          Completion by September 30, 2000, and acceptance for publication, by December 31, 2000, of an article on the benefits of Internet order management using eQ and SF as an example.

*    Collateral review (6,000)

          Completion by June 30, 2000 of a promotional paper and review, with proposals for, other collateral materials produced by QAD for the promotion of eQ through IBM's channels.

*    IBM Presentations (4,000)

          Completion in accordance with Q1 through Q3 2000 launch plan roll-out of six presentations (which may be at IBM facilities duration and may be 1 to 2 days each) on the benefits of eQ and eQ developed on IBM's middle-ware products to IBM personnel, customers and business partners.

*    IBM Road Show (4,000)

          Completion in accordance with Q1 through Q3 2000 launch plan roll-out schedule of a 6 to 8 city international road show to promote eQ to IBM personnel, customers and business partners.

4.       Industry and Security Analysts

*    Analyst strategy (5,000)

          Completion by April 30, 2000 of a strategic plan and supporting presentation for selling the vision and the reality of eQ to such industry analysts as AMR, Gartner, Forrester, Metagroup, and Yankee Group.

*    Analysts white paper (5,000)

          Completion by April 30, 2000 of an illustrated white paper of approximately 10-15 pages that communicates the key advantages of eQ to analysts.

*    Positive Press (2,500 per write-up)

          Publication by December 31, 2000 of two one-page write-ups of eQ by the industry analysts (2500 shares per write-up).

*    Promotional Road Show (5,000)

          Completion in accordance with Q1 through Q3 launch plan roll-out schedule of a 6 to 8 city promotional road show for Industry and Security Analysts.

5.       Convergent Engineering Class

*    Course update (8,000)

          Completion by May 30, 2000 of an update to the CE 3 day course for eQ v2 and v3) to reflect current industry trends and to incorporate the advanced concepts used in eQ (roles, relationships, etc.) as well as any concepts from IBM SF.

*    Train the Trainer (7,000)

          Completion by September 30, 2000 of training of designated QAD personnel (4 to 5 personnel) on CE to be a certified CE trainer.

*    Course presentations (5,000)

          Completion between Q2 and Q4 2000 of teaching along with or providing assistance to QAD's trainer in connection with the updated course at five sessions (1000 shares per session).

6.       Gartner

          Placement by Gartner of QAD in the "4th" quadrant of either its large-company ERP matrix or its new collaborative matrix. (20,000)

                                    Exhibit B
                                       to
                                Escrow Agreement


     The undersigned hereby declares, under penalty of perjury, that the following Milestone has been achieved:

Date Achieved   Milestone Description  Number of Shares  Basis for Achievement
-------------   ---------------------  ----------------  ---------------------















Executed at San Mateo, California.


Date:_____________                           ______________________________
                                             DAVID A. TAYLOR

                          Exhibit C to Escrow Agreement
                               General Provisions